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                                   EXHIBIT 99

     Transactions by the Reporting Person in Saint Andrews Golf Corporation stock during past sixty (60) days:

                         Number of
                          Shares             Price
         Date            Purchased          Per Share         Cost
         ----            ---------          ---------         ----

July 29, 1996            200,000            $10.00            $2,000,000

August 12, 1996          200,000            $10.00            $2,000,000